As filed with the Securities and Exchange Commission on September 20, 2012
Registration No. 333-172706
333-38024
333-69723
333-09133
033-65439

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-172706

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38024

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-69723

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-09133

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-65439

UNDER
THE SECURITIES ACT OF 1933

DGT Holdings Corp.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	13-1784308 (I.R.S. Employer Identification No.)
c/o Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2007 Incentive Stock Plan
Del Global Technologies Corp. Amended and Restated Stock Option Plan
Del Electronics Corporation 401(k) Plan, as amended
(Full Title of the Plans)

John J. Quicke
President and Chief Executive Officer
DGT Holdings Corp.
c/o Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor,
New York, New York
 (Name and Address of Agent for Service)

(212) 520-2300
 (Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Jeffrey S. Spindler, Esq.
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

DGT Holdings Corp. (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), issuable by the Company pursuant to the Amended and Restated 2007 Incentive Stock Plan, Del Global Technologies Corp. Amended and Restated Stock Option Plan, and the Del Electronics Corporation 401(k) Plan, as amended, previously registered by the Company pursuant to the following registration statements (the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•	Registration Statement on Form S-8 (File No. 333-172706), registering 380,000 shares of Common Stock, filed with the Securities and Exchange Commission on March 9, 2011;
•	Registration Statement on Form S-8 (File No. 333-38024), registering 770,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 30, 2000;
•	Registration Statement on Form S-8 (File No. 333-69723), registering 596,436 shares of Common Stock, filed with the Securities and Exchange Commission on December 24, 1998;
•	Registration Statement on Form S-8 (File No. 333-09133), registering 257,500 shares of Common Stock, filed with the Securities and Exchange Commission on July 30, 1996; and
•	Registration Statement on Form S-8 (File No. 033-65439), registering 286,946 shares of Common Stock, filed with the Securities and Exchange Commission on December 28, 1995.

In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 20th day of September, 2012.

DGT HOLDINGS CORP.

By:	/s/ John J. Quicke
Name: John J. Quicke
Title: President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.